Ex. 10.38

AMENDMENT NO. 1 TO LICENSE AND DISTRIBUTION AGREEMENT

This AMENDMENT NO. 1 TO LICENSE AND DISTRIBUTION AGREEMENT (“Amendment”) is effective as of December 29, 2023 (“Amendment Effective Date”) between SeaStar Medical Holding Corporation, a Delaware corporation, with a place of business at 3513 Brighton Blvd, Suite 410, Denver, Colorado 80216 (“Supplier”) and Nuwellis, Inc., a Delaware corporation, with a place of business at 12988 Valley View Road, Eden Prairie, Minnesota 55344 (“Distributor”). Supplier or Distributor may hereinafter be referred to as a “Party” or collectively as “Parties”.

WHEREAS, Supplier and Distributor are parties to a LICENSE AND DISTRIBUTION AGREEMENT (“Agreement”) effective as of December 27, 2022 (“Agreement Effective Date”).

WHEREAS, the Parties desire to amend the Agreement as set forth herein and Section 20.3 of the Agreement requiring any amendment to be reduced to writing and signed by the respective authorized officers of the Parties, which requirements, the Parties acknowledge and agree, this Amendment satisfies.

NOW, THEREFORE, for good and valuable consideration contained in this Amendment and the relationship between the Parties that this Amendment will further facilitate, the exchange, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.
The second sentence of Section 4.1 of the Agreement is hereby deleted in its entirety.
2.
The first sentence of Section 4.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Milestone Payments. In addition to the other payments contemplated by the terms and conditions of this Agreement, Distributor shall pay Supplier the following milestone payments set forth below on the later to occur of (i) [**] after achievement of the corresponding milestone events or [**] (such date of payment, the “Payment Date)..

3.
Each Party hereby represents and warrants to the other Party that the Agreement, as hereby amended, constitutes the legal, valid and binding obligation of such Party and is enforceable against such Party in accordance with its terms, subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law). The Parties agree that the Agreement, as specifically amended by this Amendment, continues to remain in full force and effect. Defined terms used herein but not defined herein will have the meaning set forth in the Agreement.
4.
This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware as applicable to contracts made and to be performed in that state, without regard to conflicts of laws principles, suit to enforce the interpretation or application of this Amendment shall be brought within a court of competent jurisdiction, state or federal, located within the State of Delaware. The Parties expressly disclaim application of or reference to the United Nations Convention on Contracts for the International Sale of Goods.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the Parties by their duly authorized officers as of the Amendment Effective Date.

SeaStar Medical Holding Corporation Nuwellis, Inc.

By	/s/ Eric Schlorff	By:	/s/ Nestor Jaramillo, Jr.
Name:	Eric Schlorff	Name	Nestor Jaramillo, Jr.
Title	Chief Executive Officer	Title	President & CEO